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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Celestial Seasonings, Inc.:

   We have audited the consolidated financial statements of Celestial Seasonings, Inc. and subsidiaries (the "Company") as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999, and have issued our report thereon dated November 3, 1999; such consolidated financial statements and report are included in your 1999 Annual Report to Stockholders and are included herein. Our audits also included the consolidated financial statement schedule of the Company, listed in Item 14. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche llp
Denver, Colorado
November 3, 1999

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